SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 26, 2006
Date of Report
(Date of earliest event reported)
FISHER COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	000-22439 (Commission File No.)	91-0222175 (IRS Employer Identification No.)
100 Fourth Avenue N., Suite 510, Seattle, Washington 98109
(Address of Principal Executive Offices, including Zip Code)
(206) 404-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

	(c	)	The Board of Directors of the Company voted on Thursday, October 26, 2006, to elect Colleen B. Brown and Brian P. McAndrews as members of the Board of Directors of the Company. The press release announcing this event is attached to this report as Exhibit 99.1. As the date of this filing, the newly elected directors have not been appointed to serve on any Committees of the Board of Directors.

Colleen B. Brown is President and CEO of the Company. She brings to the Board significant broadcast and new media expertise. Mr. McAndrews is President and CEO of aQuantive, Inc., a leading digital marketing company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the election of Colleen B. Brown and Brian P. McAndrews as members of the Board of Directors of Fisher Communications, Inc. (the “Company”), the Board of Directors of the Company amended the Company’s bylaws to increase the size of the Board from 10 to 12 members. Effective October 26, 2006, Section I of Article III of the Company’s Bylaws was amended to read as follows: “The business and affairs of the corporation shall be managed by a board of twelve (12) directors who need not be stockholders of the corporation nor residents of the State of Washington.”

Item 9.01	Financial Statements and Exhibits

	(c	)	Exhibits

	99.1		Press Release dated October 30, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

	By	/s/ Judith A. Endejan

Dated: November 1, 2006		Judith A. Endejan
Senior Vice President
General Counsel

Exhibit Index

99.1	Press release, dated October 30, 2006.